Exhibit 3.1.3

BY-LAWS

OF

CONSOLIDATED EDISON, INC.

Effective as of February 19, 2009

SECTION 1. Meetings of the shareholders of the Company may be held at such time and at such place within or without the State of New York as may be designated by the Board of Directors or stockholders holding one-fourth of the outstanding shares entitled to vote at such meeting, except that the annual meeting of shareholders of the Company for the election of Directors and such other business as may properly come before such meeting shall be held on the third Monday in May of each year, unless otherwise determined by the Board of Directors.	Shareholders’ Meetings

SECTION 2. Notice of the time and place of each shareholders’ meeting and the purpose of the meeting shall be mailed by the Secretary of the Company, or other officer performing his or her duties, not less than the minimum nor more than the maximum number of days permitted under New York law, to each shareholder of record, at his or her last known Post Office address; provided, however, that if a shareholder be present at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or in writing waives notice thereof before or after the meeting, the mailing to the shareholder of notice of the meeting is unnecessary.	Notice Shareholders’ Meeting

SECTION 3. The holders of a majority of the outstanding shares of the Company entitled to vote at a shareholders’ meeting, present in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn.	Quorum Shareholders

SECTION 4. The Chairman of the Board of Directors, or in his or her absence the President of the Company, shall preside over each shareholders’ meeting as Chairman of the meeting. In their absence, a Vice President designated by the Board of Directors shall preside as Chairman of the meeting. The Chairman of the meeting is authorized to establish such procedures for the conduct of the meeting, and to make all determinations with respect to the conduct of the meeting, that the Chairman, in his or her sole discretion, deems appropriate, including determinations as to whether business was properly brought before the meeting. If the Chairman of the meeting shall determine, in his or her sole discretion, that any business was not properly brought before the meeting or was not in compliance, or conflicts, with the procedures for the conduct of the meeting, these By-laws, the Company’s Certificate of Incorporation or any applicable law or regulation, then such business shall not be voted upon, or otherwise considered, at the meeting. The Secretary of the Company shall act as Secretary of the meeting, if present. In his or her absence, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.	Chairman, Secretary, Shareholders’ Meetings

SECTION 5. A shareholders’ meeting may be adjourned by the Chairman of the meeting, or by the vote of a majority of the shares of the Company that are represented, in person or by proxy, at the meeting whether or not a quorum is present.	Adjournment of Shareholders’ Meetings

SECTION 6. At each meeting of shareholders at which votes are to be taken by ballot there shall be at least two and not more than five inspectors of election of shareholders’ votes, who shall be either designated prior to such meeting by the Board of Trustees or, in the absence of such designation, appointed by the Chairman of the meeting.	Inspectors of Election

SECTION 7. Business properly brought before any shareholders’ meeting shall include matters specifically set forth in the Company’s notice of the meeting given to shareholders and matters which the Chairman of the meeting, in his or her sole discretion, causes to be placed on the agenda of any such meeting. Such business shall also include any proposal of a shareholder of this Company and any nomination by a shareholder of a person or persons for election as director or directors, if such shareholder has made a written request to this Company to have such proposal or nomination considered at such meeting, as provided herein, and further provided that such proposal or nomination is otherwise proper for consideration under the procedures for the conduct of the meeting, these By-laws, the Company’s Certificate of Incorporation or any applicable law or regulation.

Written notice of any proposal to be presented by any shareholder or any person to be nominated by any shareholder for election as a Director must be received by the Secretary of the Company at its principal executive office not less than 70 nor more than 90 days prior to the anniversary date of the previous year’s annual meeting (the anniversary date for the Company’s first annual meeting shall be deemed to be May 19, 1998); provided, however, that if the date of the annual meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 80 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 80 days in advance of the annual meeting if the Company shall have previously disclosed, in these By-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date.

A shareholder’s notice of any proposal shall set forth the text of the proposal, a brief statement of the reasons why the shareholder favors the proposal, the shareholder’s name and address, the number and class of all shares of the Company beneficially owned by the shareholder, any material interest of the shareholder in the proposal and, if the shareholder intends to solicit proxies in support of the proposal, a statement to that effect.

Shareholder Proposals

A shareholder’s notice of any person to be nominated by the shareholder for election as a Director shall set forth the name of the person to be nominated, the number and class of all shares of the Company beneficially owned by the shareholder’s nominee, any information regarding the shareholder’s nominee that would have been required to be included in a proxy statement filed pursuant to the rules under the Securities Exchange Act of 1934, as amended, if proxies for such shareholder’s nominee had been solicited by the Board of Directors, the signed consent of the shareholder’s nominee to serve as a Director if elected, the shareholder’s name and address, the number and class of all shares of the Company beneficially owned by the shareholder, a description of all arrangements or understandings between the shareholder and the shareholder’s nominee or any other person or persons (naming such person or persons) with respect to the nomination of the shareholder’s nominee and, if the shareholder intends to solicit proxies in support of the proposal, a statement to that effect.	Shareholder Nominations of Directors

SECTION 8. The affairs of the Company shall be managed under the direction of the Board of Directors, who shall be elected annually by the shareholders by ballot and shall hold office until their successors are elected and qualified. In uncontested elections, each member of the Board of Directors shall be elected by the affirmative vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of shares voted “against” that Director. In contested elections, each member of the Board of Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. An election shall be considered contested if, as of a date that is five (5) business days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the authorized number of Directors to be elected as determined by the Board of Directors in accordance with the Certificate of Incorporation. Vacancies in the Board of Directors may be filled by the Board by the vote of a majority of Directors then in office. Members of the Board of Directors shall be entitled to receive such reasonable fees or other forms of compensation, on a per diem, annual or other basis, as may be fixed by resolution of the Board of Directors or the shareholders in respect of their services as such, including attendance at meetings of the Board and its committees; provided, however, that nothing herein contained shall be construed as precluding any Director from serving the Company in any capacity other than as a member of the Board or a committee thereof and receiving compensation for such other services.	Board of Directors Vacancies Fees

SECTION 9. Meetings of the Board of Directors shall be held at the time and place fixed by resolution of the Board or upon call of the Chairman of the Board, the President, or any three Directors. The Secretary of the Company or officer performing his duties shall give 24 hours’ notice of all meetings of the Board provided that a meeting may be held without notice immediately after the annual election of Directors, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present and none protests the lack of notice either prior to the meeting or at its commencement, or if those not present waive notice either before or after the meeting. Notice by mailing or telegraphing, telecopying, electronically mailing or delivering by hand, to the usual business address, residence or electronic mailbox of the Director not less than the time above specified before the meeting shall be sufficient. A majority of the Directors in office, but not less than one-third of the entire Board, shall constitute a quorum, but less than a quorum shall have power to adjourn. The Chairman of the Board or, in his or her absence, a Chairman pro tem elected by the meeting from among the Directors present shall preside at all meetings of the Board. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. Each resolution so adopted and the written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.	Board Meetings Notices Quorum Participation by Conference Telephone Action by Unanimous Written Consent

SECTION 10. The Board of Directors, as soon as may be after the election of Directors in each year, may by a resolution passed by a majority of the entire Board, appoint an Executive Committee, to consist of the Chairman of the Board and three or more additional Directors as the Board may from time to time determine, which shall have and may exercise during the intervals between the meetings of the Board all the powers vested in the Board except that neither the Executive Committee nor any other committee appointed pursuant to this section of these By-laws shall have authority as to any of the following matters: the submission to shareholders of any action as to which shareholders’ authorization is required by law; the filling of vacancies on the Board or on any committee thereof; the fixing of compensation of any Directors for serving on the Board or on any committee thereof, the amendment or repeal of these By-laws; or the adoption of new By-laws; and the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. The Board shall have the power at any time to change the membership of the Executive Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. Four members of the Executive Committee shall constitute a quorum. The Chairman of the Board or, in his or her absence, a Chairman pro tem elected by the meeting from among the members of the Executive Committee present shall preside at all meetings of the Executive Committee. The Board may designate one or more Directors as alternate members of any committee appointed pursuant to this section of the By-laws who may replace any absent member or members at any meeting of the committee. The Board of Directors may also from time to time appoint other committees consisting of three or more Directors with such powers as may be granted to them by the Board of Directors, subject to the restrictions contained in this section of the By-laws. Any one or more members of any committee appointed pursuant to this section may participate in any meeting of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting. Any action required or permitted to be taken by any committee appointed pursuant to this section may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. Each resolution so adopted and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.	Appointment of Executive Committee Executive Committee Quorum Other Committees Participation by Conference Telephone Action by Unanimous Written Consent

SECTION 11. The Board of Directors, as soon as may be after the election of Directors in each year, shall elect from their number a Chairman of the Board and shall elect a President, one of whom the Board shall designate to be the chief executive officer of the Company. The Board shall also elect one or more Vice Presidents, a Secretary and a Treasurer, and may from time to time elect such other officers as they may deem proper. Any two or more offices may be held by the same person, except as otherwise may be required by law.	Election of Officers

SECTION 12. The term of office of all officers shall be until the next election of Directors and until their respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors. Vacancies among the officers may be filled by the Board of Directors at any meeting.	Term of Office

SECTION 13. The Chairman of the Board and the President shall have such duties as usually pertain to their respective offices, except as otherwise directed by the Board of Directors or the Executive Committee, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors or the Executive Committee. In the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board. In the absence or disability of the President, one of the Vice Presidents, as designated by the Board of Directors, shall perform the duties and exercise the powers of the President. The Vice Presidents and the other officers of the Company shall have such duties as usually pertain to their respective offices, except as otherwise directed by the Board of Directors, the Executive Committee, the Chairman of the Board or the President, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.	Duties of Executive Officers Duties of Other Officers

SECTION 14. The Board of Directors shall select such depositories as they shall deem proper for the funds of the Company. All checks and other transfers of such deposited funds shall be authorized only pursuant to resolutions of the Board of Directors. No officers, agents, employees of the Company, or other person, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the Company or to bind the Company thereby, except pursuant to resolutions of the Board or Directors.	Depositories Authorization To Transfer Funds

SECTION 15. The Board of Directors may, in their discretion, appoint one or more transfer agents, paying agents and/or registrars of the stock of the Company.	Share Transfers

SECTION 16. The Company shall limit the liability to the Company of, and indemnify, Directors and officers of the Company and other persons serving at the request of the Company any other enterprise as a director, officer or in any other capacity as and to the extent provided in the Certificate of Incorporation of the Company.	Limitation of Liability; Indemnification

EMERGENCY BY-LAWS

OF

CONSOLIDATED EDISON, INC.

Effective February 19, 2009

SECTION 1. These Emergency By-laws may be declared effective by the Defense Council of New York as constituted under the New York State Defense Emergency Act in the event of attack and shall cease to be effective when the Council declares the end of the period of attack. These Emergency By-laws shall also be effective in the event of an attack, major disaster, catastrophe, or national or local emergency, during which a quorum of the entire Board of Directors is unavailable to act in a meeting of the Board called in the manner provided in the By-laws of the Company.

SECTION 2. During the period in which these Emergency By-laws are effective, the affairs of the Company shall be managed by such Directors theretofore elected as are available to act, and a majority of such Directors shall constitute a quorum. In the event that there are less than three Directors available to act, then and in that event, the Board of Directors shall consist of such Directors theretofore elected and available to act, if any, plus such number of officers of Consolidated Edison Company of New York, Inc., added to the Board in the order of seniority by title and, within title, seniority by tenure with Consolidated Edison Company of New York, Inc., not theretofore elected as Directors as will make a Board of not less than three nor more than five members. The Board as so constituted shall continue until such time as a quorum of the entire Board (including any duly elected successors) becomes available.

SECTION 3. The By-laws of the Company shall remain in effect during the period in which these Emergency By-laws are effective to the extent that said By-laws are not inconsistent with these Emergency By-laws.

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